Calculation of Filing Fee Tables
F-3
Brazil Potash Corp.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
		Equity	Common shares, no par value per share	457(o)
		Equity	Preferred shares, no par value per share	457(o)
		Other	Subscription Receipts	457(o)
		Debt	Debt Securities	457(o)
		Other	Warrants	457(o)
		Other	Rights	457(o)
		Other	Depositary Shares	457(o)
		Other	Stock Purchase Contracts	457(o)
		Other	Stock Purchase Units	457(o)
		Other	Units	457(o)
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 250,000,000.00	0.0001381	$ 34,525.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 250,000,000.00		$ 34,525.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 34,525.00
Offering Note
[1]	(1) Pursuant to Instruction 2.A(iii)(b) of Item 9(b) of Form F-3, this information is not required to be included. An indeterminate amount of the securities of each identified class is being registered as may from time to time be offered under this registration statement at indeterminate prices, along with an indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered or sold under this registration statement, as shall have an aggregate initial offering price up to $250,000,000. Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or pursuant to anti-dilution provisions of any of the securities. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities. In addition, the total amount to be registered and the proposed maximum offering price are estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act. (2) Subscription receipts may be offered separately or together with other securities. (3) The warrants covered by this registration statement may be warrants for common shares, preferred shares, depositary shares or debt securities. The registrant may offer warrants separately or together with one or more additional warrants, common shares, preferred shares, depositary shares, or debt securities, or any combination of those securities in the form of units. (4) The rights may be issued independently or together with any other security and may or may not be transferable. (5) Each depositary share will be issued under a deposit agreement, will represent an interest in fractional preferred shares and will be evidenced by a depositary receipt. (6) The stock purchase contracts consist of contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of common shares or other securities at a future date or dates. The stock purchase contracts may be issued separately or as a part of stock purchase units consisting of a purchase contract and either common shares, preferred shares, the registrant's debt securities or debt obligations of third parties, including U.S. Treasury securities, any other security described in the applicable prospectus supplement, or any combination of the foregoing, securing the holder's obligations to purchase the securities under the share purchase contracts. (7) Units may be issued under a unit agreement and will represent an interest in one or more securities registered under this registration statement including common shares, preferred shares, debt securities or warrants, in any combination, which may or may not be separable from one another. (8) The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date